Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Stamford, CT 06902
tel: 203 622-3131
fax: 203 622-6080
ur.com

United Rentals to Present at the KeyBanc Industrial, Automotive and

Transportation Conference on May 29, 2014

STAMFORD, Conn. – May 22, 2014– United Rentals, Inc. (NYSE: URI) today announced that it will participate in the KeyBanc Industrial, Automotive and Transportation Conference on Thursday, May 29, 2014. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 9:00 a.m. (EDT), will be available via the following link: http://wsw.com/webcast/key4/uri.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. Following the acquisition of National Pump, the company has an integrated network of 876 rental locations in 49 states and 10 Canadian provinces. The company’s approximately 12,200 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,100 classes of equipment for rent with a total original cost of $7.99 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index, the Barron’s 400 Index and the Russell 2000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at UnitedRentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com